UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 8, 2013
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 8, 2013, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the second quarter of 2013.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	August 8, 2013 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: August 8, 2013	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Second Quarter 2013 Financial Results

Revenue of $235.2 Million and Adjusted EBITDA of $24.6 Million

Public Safety and Security Business Organic Revenue Growth of 17.5%

Pro Forma EPS of $0.02

Updates Previously Provided Fiscal Year 2013 Financial Guidance

SAN DIEGO, CA, August 8, 2013 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported second quarter revenues of $235.2 million, an increase of 7.0 percent over the second quarter of 2012.  Kratos' second quarter results include year-over-year organic revenue growth of 17.5% in its Public Safety & Security Solutions (PSS) business, reflecting strong security and surveillance system integration demand in the municipality, mass transit authority and other vertical markets.  Kratos reported second quarter 2013 Adjusted EBITDA of $24.6 million, or 10.5 percent of revenue, with Kratos' PSS business generating EBITDA margins with an improvement of over 300 basis points over the first quarter of 2013, primarily as a result of the positive impact of cost rationalization efforts being taken by the Company.  Cash Flow from Continuing Operations for the second quarter was $3.3 million, and Free Cash Flow was a slight use of $0.7 million after the June payment of $31.2 million in interest on the Company’s senior notes.  At June 30, 2013, Kratos reported total backlog of $1.1 billion and a qualified bid and proposal pipeline of $3.9 billion. At March 31, 2013, Kratos reported total backlog of $1.2 billion.

For the second quarter of 2013, Kratos reported Pro Forma EPS from Continuing Operations of $0.02.  Kratos believes that reporting Pro Forma EPS is a meaningful metric to present the Company’s earnings.  Pro Forma EPS excludes non-cash amortization expenses, as the Company has historically been acquisitive, and includes cash actually expected to be paid for income taxes in order to reflect the benefit of the Company's Net Operating Loss carry forwards of over $340 million.  For the second quarter of 2013, GAAP EPS was a loss of $0.17, which includes a loss from discontinued operations of $2.5 million, or $0.05 per share.

Kratos today updated its previously communicated full year fiscal 2013 financial guidance, including Revenue of $960 to $990 million, Adjusted EBITDA of $110 to $120 million and Adjusted Free Cash Flow of $40 to $50 million.  Kratos is also providing fiscal third quarter 2013 financial guidance for Revenue of $220 to $240 million, Adjusted EBITDA of $23 to $26 million and Adjusted Free Cash Flow of $10 to $20 million. Kratos' updated guidance reflects the expected impact of continued Sequestration for the remainder of the 2013 Federal Fiscal year on certain of the Company’s programs and contracts, including the delay of certain large specialty product and modular system orders that are now expected to be received in the fourth quarter.  Additionally, the Company has recently made the decision to further increase, by at least an additional $5 million over the balance of 2013, its internal investment in new aircraft flight testing, nonrecurring engineering and other expenditures related to certain new unmanned aerial system and drone platforms, including for a strategic U.S. Government customer opportunity.

Eric DeMarco, Kratos’ President & CEO, said, “The Company remains on track with our 2013 business plan in spite of a continuing Sequestration and an incredibly challenging environment.  Importantly, to date Kratos has had no significant programs or contracts cancelled due to the U.S. Federal government budgetary issues or DoD budget cuts, though we have had a number of expected contract awards delayed and pushed out. In June, we made the strategic decision to further increase our 2013 internal investment in the unmanned aerial system and drone area related to a specific customer platform, with this customer being one of the most important to our entire Company and long-term strategy.” Mr. DeMarco continued, “Operationally, we are aggressively managing all other discretionary costs in the Company, we expect our Public Safety & Security business to continue to organically grow, and we expect PSS' second half of 2013 EBITDA margins to increase over the first half of this year.  From a capital structure standpoint, we are beginning to prepare the documents necessary for the refinancing of our senior notes, and our expectation based on recent market conditions is that we can reduce the annual interest rate on our debt by at least 200 basis points, significantly increasing Kratos’ Free Cash Flow, which we plan to use for further delevering of our balance sheet.”

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 14457193.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technically oriented work force of approximately 4,100.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and divestiture activities, and market and industry developments, including the potential impact of sequestration and the impact of Federal budget cuts on our business. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks of our subcontractors or suppliers failure to perform their contractual obligations, including the appearance of counterfeit parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks associated with our planned divestiture of certain non-core businesses; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 30, 2012, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including  Pro Forma EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, acquisition related items, restructuring related items and other, less the estimated tax cash payments), Adjusted EBITDA (which excludes losses from discontinued operations, acquisition related items, restructuring related items and other, stock compensation expense, and the associated margin rates), and Free Cash Flow (which is computed using Cash Flow from Operating Activities less Capital Expenditures).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012

Service revenues	$ 110.2	$ 112.1	$ 226.2	$ 214.2
Product sales	125.0	107.7	262.3	215.1
Total revenues	235.2	219.8	488.5	429.3
Cost of service revenues	83.3	86.7	171.9	166.5
Cost of product sales	91.5	75.4	190.4	147.7
Total costs	174.8	162.1	362.3	314.2
Gross profit - services	26.9	25.4	54.3	47.7
Gross profit - products	33.5	32.3	71.9	67.4

Total gross profit	60.4	57.7	126.2	115.1

Selling, general and administrative expenses	37.8	32.5	76.6	64.6
Restructuring and acquisition related items and other	(1.3)	1.5	(0.9)	2.4
Research and development expenses	4.8	4.8	9.7	8.4
Unused office space expense and other	-	1.4	-	1.4
Depreciation	1.2	1.2	2.2	2.4
Amortization of intangible assets	9.0	8.9	18.3	19.4
Operating income	8.9	7.4	20.3	16.5
Interest expense, net	(16.3)	(16.2)	(32.5)	(32.3)
Other income (expense), net	0.2	0.5	(0.6)	0.9
Loss from continuing operations before income taxes	(7.2)	(8.3)	(12.8)	(14.9)
Provision (benefit) for income taxes	(0.1)	6.6	2.7	2.5
Loss from continuing operations	(7.1)	(14.9)	(15.5)	(17.4)
Loss from discontinued operations, net of taxes	(2.5)	(2.3)	(4.4)	(2.8)
Net loss	$ (9.6)	$ (17.2)	$ (19.9)	$ (20.2)

Basic loss per common share:
Loss from continuing operations	$ (0.12)	$ (0.36)	$ (0.27)	$ (0.47)
Loss from discontinued operations, net of taxes	$ (0.05)	(0.05)	(0.08)	(0.07)
Net loss	$ (0.17)	$ (0.41)	$ (0.35)	$ (0.54)

Diluted loss per common share:
Loss from continuing operations	$ (0.12)	$ (0.36)	$ (0.27)	$ (0.47)
Loss from discontinued operations, net of taxes	$ (0.05)	(0.05)	(0.08)	(0.07)
Net loss	$ (0.17)	$ (0.41)	$ (0.35)	$ (0.54)

Weighted average common shares outstanding
Basic	56.6	41.7	56.6	37.1
Diluted	56.6	41.7	56.6	37.1

Adjusted EBITDA (1)	$ 24.6	$ 24.3	$ 51.7	$ 49.4

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, and restructuring and acquisition related items and other.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

Reconciliation of Net loss to Adjusted EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012

Net loss	$ (9.6)	$ (17.2)	$ (19.9)	$ (20.2)
Loss from discontinued operations	2.5	2.3	4.4	2.8
Restructuring and acquisition related items and other	(0.1)	1.5	0.3	2.4
Interest expense, net	16.3	16.2	32.5	32.3
Provision (benefit) for income taxes	(0.1)	6.6	2.7	2.5
Depreciation *	4.6	3.4	9.5	6.5
Stock compensation	2.0	1.2	3.9	2.3
Unused office space expense and other	-	1.4	-	1.4
Amortization of intangible assets	9.0	8.9	18.3	19.4

Adjusted EBITDA	$ 24.6	$ 24.3	$ 51.7	$ 49.4

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of restructuring and acquisition related items and other:
	Three Months Ended		Six Months Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012
Acquisition related expenses	$ 0.1	$ 1.5	$ 0.2	$ 2.4
Excess capacity and restructuring costs	1.9	-	2.2	-
Non-recurring audit fees	0.6	-	0.6	-
Litigation related costs and accrual	(2.7)	-	(2.7)	-

	$ (0.1)	$ 1.5	$ 0.3	$ 2.4

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Six Months Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012
Revenues:
Government Solutions	$ 183.5	$ 175.8	$ 386.2	$ 344.7
Public Safety & Security	51.7	44.0	102.3	84.6
Total revenues	$ 235.2	$ 219.8	$ 488.5	$ 429.3

Operating income (loss) from continuing operations:
Government Solutions	$ 5.3	$ 8.8	$ 17.4	$ 18.4
Public Safety & Security	2.7	2.8	3.9	4.0
Other activities	0.9	(4.2)	(1.0)	(5.9)
Total operating income from continuing operations	$ 8.9	$ 7.4	$ 20.3	$ 16.5

Note: Other activities in the three months ended June 30, 2013 and June 24, 2012 include acquisition expenses of $0.1 million and $1.5 million, respectively, and for the six months ended June 30, 2013 and June 24, 2012 include acquisition expenses of $0.2 million and $2.4 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Six Months Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012

KGS	$ 20.4	$ 20.6	$ 45.2	$ 43.7
% of revenue	11.1%	11.7%	11.7%	12.7%
PSS	4.2	3.7	6.5	5.7
% of revenue	8.1%	8.4%	6.4%	6.7%
Total	$ 24.6	$ 24.3	$ 51.7	$ 49.4
% of revenue	10.5%	11.1%	10.6%	11.5%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	June 30,	December 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 49.7	$ 49.0
Restricted cash	5.2	5.5
Accounts receivable, net	253.6	271.9
Inventoried costs	85.3	94.3
Prepaid expenses	18.4	17.4
Other current assets	5.6	17.3
Total current assets	417.8	455.4
Property, plant and equipment, net	83.5	85.6
Goodwill	596.4	596.4
Intangible assets, net	87.8	106.1
Other assets	36.8	40.4
Total assets	$ 1,222.3	$ 1,283.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 64.9	$ 83.6
Accrued expenses	39.1	46.4
Accrued compensation	39.8	47.8
Accrued interest	6.1	6.3
Billings in excess of costs and earnings on uncompleted contracts	45.6	43.7
Deferred income tax liability	29.0	28.9
Other current liabilities	14.1	22.1
Total current liabilities	238.6	278.8
Long-term debt principal, net of current portion	631.0	629.7
Long-term debt premium	14.9	18.7
Other long-term liabilities	29.7	32.6
Total liabilities	914.2	959.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, $0.001 par value, no shares outstanding at June 30, 2013 and December 30, 2012.	-	-
Common stock, $0.001 par value, 195,000,000 shares authorized; 56,675,080 and 56,613,024 shares issued and outstanding at June 30, 2013 and December 30, 2012, respectively.	-	-
Additional paid-in capital	850.9	847.1
Accumulated other comprehensive loss	(0.7)	(0.8)
Accumulated deficit	(542.1)	(522.2)
Total stockholders’ equity	308.1	324.1
Total liabilities and stockholders’ equity	$ 1,222.3	$ 1,283.9

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Six Months Ended
	June 30,	June 24,
	2013	2012
Operating activities:
Net loss	$ (19.9)	$ (20.2)
Less: Loss from discontinued operations	(4.4)	(2.8)
Loss from continuing operations	(15.5)	(17.4)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	27.8	25.9
Deferred income taxes	-	1.3
Stock‑based compensation	3.9	2.3
Amortization of deferred financing costs	2.6	2.5
Amortization of premium on Senior Secured Notes	(2.1)	(2.1)
Provision for doubtful accounts	0.2	0.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	18.2	11.6
Inventoried costs	9.2	(9.6)
Prepaid expenses and other assets	(0.1)	(3.7)
Accounts payable	(18.9)	9.4
Accrued compensation	(8.1)	(6.6)
Accrued expenses	(7.8)	0.3
Accrued interest payable	(0.3)	-
Billings in excess of costs and earnings on uncompleted contracts	1.9	(2.3)
Income tax receivable and payable	4.1	(1.5)
Other liabilities	(6.7)	(0.6)
Net cash provided by operating activities from continuing operations	8.4	9.8
Investing activities:
Cash paid for acquisitions, net of cash acquired	1.2	(21.5)
Decrease in restricted cash	0.2	0.3
Proceeds from the disposition of discontinued operations	0.4	-
Capital expenditures	(7.3)	(6.2)
Net cash used in investing activities from continuing operations	(5.5)	(27.4)
Financing activities:
Proceeds from the issuance of common stock	-	97.0
Cash paid for contingent acquisition consideration	(2.1)	(2.5)
Repayment of debt	(0.5)	(0.5)
Debt issuance costs	-	(1.0)
Other	(0.3)	(0.3)
Net cash used in financing activities from continuing operations	(2.9)	92.7
Net cash flows from continuing operations	-	75.1
Net operating cash flows from discontinued operations	0.8	1.3
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.3)
Net increase in cash and cash equivalents	0.7	76.1
Cash and cash equivalents at beginning of period	49.0	69.6
Cash and cash equivalents at end of period	$ 49.7	$ 145.7

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 24,	June 30,	June 24,
	2013	2012	2013	2012

Loss from continuing operations before taxes	$ (7.2)	$ (8.3)	$ (12.8)	$ (14.9)
Add: Amortization of intangible assets	9.0	8.9	18.3	19.4
Add: Unused office space expense and other	-	1.4	-	1.4
Add: Restructuring and acquisition related items and other	(0.1)	1.5	0.3	2.4
Adjusted income from continuing operations before income taxes	$ 1.7	$ 3.5	$ 5.8	$ 8.3

Estimated cash tax provision	0.8	1.2	1.6	2.4
Adjusted income from continuing operations before acquisition and amortization expenses	$ 0.9	$ 2.3	$ 4.2	$ 5.9

Diluted income per common share:
Adjusted income from continuing operations	$ 0.02	$ 0.06	$ 0.07	$ 0.16

Weighted average common shares outstanding
Diluted	56.6	41.7	56.6	37.1

-end-